                                                                   EXHIBIT 10.25

                                METATOOLS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is dated as of the 31st day of December 1996, by and among MetaTools, Inc., a Delaware corporation (formerly known as HSC Software Corp.) ("Company"), and the entities set forth in Schedule 1 attached hereto (individually herein "Purchaser" and herein collectively referred to as "Purchasers").

                                    Recitals
                                    --------

     WHEREAS Company and the Original Stockholders (as set forth on the signature pages hereto) are parties to that certain Investors' Rights Agreement, dated January 21, 1994, as amended by an Amendment dated September 30, 1994 and an Amendment dated October 25, 1995 (the "Prior Agreement");

     WHEREAS pursuant to that certain Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"), Company is acquiring approximately 97% of the outstanding capital stock of Real Time Geometry Corp., a Delaware corporation ("RTG"), from certain stockholders of RTG (the "Former RTG Holders") in exchange for Common Stock of Company (the "Purchase");

     WHEREAS in connection with the Purchase, Company shall grant the Option Holders (as defined in the Purchase Agreement) certain options to purchase Common Stock of Company (the "Former RTG Options");

     WHEREAS in order to induce the Former RTG Holders and the Option Holders to consummate the Purchase, Company and the Original Stockholders desire that Company grant to the Former RTG Holders and the Option Holders the registration and other rights set forth herein.

     The parties hereby agree as follows:

1.   DEFINITIONS.

     1.1 "Agreement" shall mean, and the words "Herein," "Hereof," "Hereunder" and words of similar import shall refer to this instrument and any amendment hereto.

     1.2  "Commission" shall refer to the Securities and Exchange Commission.

     1.3 "Exchange Act" shall refer to the Securities Exchange Act of 1934, as amended.

     1.4 "Person" shall refer to any corporation, trust, partnership, individual, association, or other entity.

     1.5 "Registrable Securities" shall refer to Company's Common Stock as set forth on Schedule 2 attached hereto ("Schedule 2") and Common Stock issuable upon exercise of the Former RTG Options as set forth on Schedule 2; provided, however, that (i) for the purposes of Section 2.1 (Demand Registration Rights) Registrable Securities shall not include any securities owned by the Former RTG Holders, as set forth on Schedule 2, or issuable upon exercise of the Former RTG Options and (ii) for purposes of Section 2.3 (Form S-3) Registrable Securities shall not include, until December 31, 1998, any securities owned by any Former RTG Holder or issuable upon exercise of any Former RTG Options other than any securities owned by Wexford Capital Partners II, LP and Wexford Overseas Partners I, LP.

     1.6 "Securities Act" shall refer to the Securities Act of 1933, as amended.

     1.7 "Seller" as used in Article 2 refers to a holder of the Registrable Securities selling or otherwise transferring pursuant to this Agreement such shares.

2.   REGISTRATION RIGHTS

     2.1  Demand Registration Rights.
          --------------------------

          (a) Upon the written request to register Registrable Securities by the holders of at least forty percent (40%) of the Registrable Securities, Company shall within ten (10) days of receipt of such request deliver written notice of such request to all Persons owning Registrable Securities who shall have thirty
(30) days to indicate in writing their desire to be included in such registration. Company will use its best efforts to expeditiously effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in the following provisions of this Article 2; provided, however, that Company shall not be required to effect registration pursuant to requests under
Section 2.1 hereof more than once for the holders of the Registrable Securities as a group and unless the registration can reasonably be expected to result in an aggregate sales price to the public of at least One Million Five Hundred Thousand Dollars ($1,500,000).

          (b) Whenever a requested registration pursuant to 2.1(a) is for an underwritten offering, only Registrable Securities which are to be included in the underwriting may be included in the registration, and, if the managing underwriting determines in good faith that the number of Registrable Securities so included which are to be sold by the holders of the Registrable Securities is limited due to market conditions, the parties with Registrable Securities in such underwriting and registration shall share pro rata in the number of such Registrable Securities being underwritten and registered for their account, such sharing to be based on the number of all Registrable Securities held by such holders, respectively. Except as permitted herein, Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) to become effective less than ninety (90) days after the effective date of any registration required pursuant to Section 2.1.

          (c) Company shall file a registration statement covering the Registrable Securities requested to be registered pursuant to this Section 2.1 or Section 2.10 as soon as practical, but in any event within sixty (60) days after receipt of such request or requests; provided, however, that if Company shall furnish to the requesting Purchasers a certificate signed by the President of Company stating that in the good faith judgment of at least two-thirds of the members of the Board of Directors it would be seriously detrimental to Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, Company shall have an additional period of not more than one hundred twenty (120) days after the expiration of the initial sixty
(60) day period within which to file such registration statement. Such right to delay a request may be exercised by Company not more than once in any two (2) year period. Nothing in this Section 2.1(c) shall preclude a holder of Registrable Securities from enjoying registration rights which it might otherwise possess under Section 2.2 hereof.

     2.2 Piggyback Registration. If Company at any time proposes to register any
         ----------------------
of its securities under the Securities Act, either for its own account or the account of a security holder or holders, (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission rule or practice), it will give written notice to all holders of outstanding Registrable Securities of its intention to do so. If such registration is proposed to be on a form which permits inclusion of the Registrable Securities, upon the written request of any holders of the Registrable Securities given within ten (10) days after transmittal by Company to the holders of such notice, Company will, subject to the limits contained in this Section 2.2, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such holder of the Registrable Securities so registered; provided, that if the underwriter managing such transaction notifies the holders of Registrable Securities in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold on behalf of selling stockholders, the number of Registrable Securities which are included in such registration shall be reduced. Any reduction will first be imposed on holders without registration rights and holders of registration rights other than the holders of the Registrable Securities and to the extent that further reduction is required, such reduction will be imposed pro rata among the holders of Registrable Securities, based on their respective ownership of Registrable Securities; provided that such underwriter may limit the Registrable Securities sought to be registered by the holders of Registrable Securities on the Company's registration statement to not less than thirty percent (30%) of the total number of shares being registered.

     2.3  Registration Procedures.  If and whenever Company is required by the
          -----------------------
provisions of this Article 2 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period not in excess of ninety
(90) days (or at the request of a majority of the selling holders, an additional ninety (90) days);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Article 2;

          (c) furnish to each seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

          (d) use every reasonable effort to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, except that Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by the holders of a majority of Registrable Securities included in such registration copies of such documents proposed to be filed, which shall be subject to the reasonable approval of such counsel; and

          (f) furnish to each prospective seller of more than fifty thousand (50,000) shares of Registrable Securities a signed counterpart, addressed to the prospective seller, of an opinion of counsel for Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in opinions of Company's counsel delivered to the underwriters in underwritten public offerings of securities.

     2.4 Expenses. All expenses incurred in effecting the registration provided
         --------
for in Section 2.1 and for all registrations provided for in Sections 2.2 and 2.10, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Company and fees of one special counsel of the selling holders of Registrable Securities selected by the holders of a majority of the Registrable Securities included in the registration but reasonably acceptable by Company both as to experience and to fees, underwriting expenses (other than commissions or discounts), expenses of any audits of Company's financial statements incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2.3(d) hereof (all of such expenses referred to "Registration Expenses") shall be paid by Company, provided, that if an offering pursuant to any registration commenced pursuant to Section 2.1(a) is abandoned by the sellers (other than by reason of adverse information pertaining to Company's business affairs or financial position, as opposed to stock market conditions, unknown to the sellers and Company prior to the commencement of such registration proceedings, in which event Company shall bear all Registration Expenses), such sellers shall bear any costs incurred by Company in conjunction with such registration or at their option forfeit their demand right under
Section 2.1.

     2.5  Indemnification.
          ---------------

          (a) Indemnification by Company. In the event of any registration of any of its securities under the Securities Act pursuant to this Article, Company shall indemnify and hold harmless each of the following parties ("Indemnified Parties"):

              (i)   the seller of such securities;

              (ii)  each underwriter (as defined in the Securities Act);

              (iii) each other Person who participates in the offering of such securities; and

              (iv) each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person,

against any losses, claims, damages or liabilities, including any legal fees or other cost or expense incurred for investigating or defending same (collectively a "Liability"), joint or several, to which such Indemnified Party may become subject under the Securities Act or any other statute or at common law, insofar as such Liability (or action in respect thereof) arises out of or is based upon:

                    (a) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or

                    (b) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, Company shall not be liable to any Indemnified Party in any such case to the extent that any such Liability arises out of or is based upon any alleged untrue statements or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with information furnished to Company by such Person specifically for use therein. Moreover, Company shall not be required to indemnify any Person against any Liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any such Person to deliver a prospectus as required by the Securities Act. The indemnity provided for in this Section 2.5 shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive transfer of such securities by such seller. Any legal fees or other costs and expenses incurred by an Indemnified Party in connection with any liability shall, subject to a good faith judgment of the Board of Directors of Company that there is no reasonable basis for not indemnifying the Indemnified Party pursuant to the requirements of this Agreement and the receipt of an acceptable undertaking to reimburse the Indemnifying Party in the event that the Indemnifying Party is not entitled to indemnification pursuant to the terms of this Agreement, be reimbursed as incurred by Indemnified Party.

          (b) Indemnification by Holders of Registrable Securities.  Each holder
              ----------------------------------------------------
of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless each other holder of any Registrable Securities, Company, its directors and officers, each underwriter and each other Person, if any, who controls Company or such underwriter or other holder ("Indemnitee") against any liability (including fees and expenses incurred in investigating and defending same), joint or several, to which Indemnitee may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon:

              (i) the disposition by such holder of such Registrable Securities in violation of the provisions of this Article;

              (ii) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; or

              (iii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

Such indemnification in the case of (ii) and (iii) applies to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration state-ment, preliminary or final prospectus, amendment or supplement thereto (A) in reliance upon and in conformity with information furnished to Company by such holder specifically for use therein, and (B) not based on the authority of an expert as to which the holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee and shall survive transfer of such securities by such holder.

          (c) Liability Exclusion for Holders.  No holder of Registrable
              -------------------------------
Securities shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any such Person to deliver a prospectus as required by the Securities Act. Moreover, the liability of any holder of Registrable Securities pursuant to this Section 2.5 shall be limited to an amount equal to the total public offering price, less underwriting discounts and commissions, for the Registrable Securities sold by such holder or, in the situation described in (i) of subsection (b), limited to an amount equal to proceeds of the disposition referred to therein.

          (d) Contribution.  If the indemnification provided for in Section
              ------------
2.5(a) or 2.5(b) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Liability, then the person required under such Section 2.5(a) or (b), as the case may be (the "Indemnifying Party"), shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and the holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable
considerations referred to above.   The amount paid or payable to an Indemnified
Party as a result of the Liabilities shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section 2.5(d), in no event shall the amount contributed by any seller of Registrable Securities exceed the aggregate net offering proceeds received by such seller from the sale of Registrable Securities to which such contribution or indemnification claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (e) Further Indemnity.  Indemnification similar to that specified in
              -----------------
paragraphs (a) through (d) of this Section shall be given by Company and each holder of any Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (f) Procedures, Rights to Separate Counsel.  In the event an
              --------------------------------------
Indemnified Party or Indemnitee ("Claimant") receives a complaint, claim or other notice of any loss, claim or damage, liability or action giving rise to a claim for indemnification under this Section, the Claimant shall promptly notify the Indemnifying Party of such complaint, notice, claim or action, and such Indemnifying Party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Claimant shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless the Indemnifying Party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party, provided, however, that a Claimant shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if the representation of such Claimant would be inappropriate due to actual or potential differing interests between the Claimant and the other party represented by such counsel in such proceeding. In no event shall an Indemnifying Party be obligated to indemnify any Person for any settlement of any claim or action effected without the Indemnifying Party's prior written consent.

     2.6  Termination of Registration.  Notwithstanding the foregoing provisions
          ---------------------------
of this Article 2, the rights to registration and the designation of Registrable Securities shall terminate as to any particular securities when such securities shall have been lawfully sold by the holder to the public thereof pursuant to a registration statement or Rule 144 and as to all Registrable Securities on the earlier of seven (7) years from the date hereof or December 12, 2000.

     2.7  Compliance with Rule 144.  At the request of any holder of Registrable
          ------------------------
Securities who proposes to sell the Registrable Securities in compliance with Rule 144 of the Commission, Company shall forthwith furnish to such holder or holders a written statement of compliance with the filing requirements of the Commission as set forth in such Rule, as such Rule may be amended from time to time and make available to the public and such holders such information as will enable the holders to make sales of Registrable Securities pursuant to Rule 144.

     2.8  Consent to be Bound.  Each subsequent holder of Registrable Securities
          -------------------
must consent in writing to be bound by the terms and conditions of this Article 2 in order to acquire the rights granted pursuant to Article 2 and shall be required to execute such customary underwriting agreements as may be proposed by the managing underwriter.

     2.9  Amendments.  The provisions of this Agreement may be amended, and
          ----------
Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if Company has obtained the written consent of the holders of at least two thirds (2/3) of the Registrable Securities.

     2.10 Form S-3.  As of December 20, 1996, the Company is, and it shall use
          --------
its best efforts to remain, qualified for registration on Form S-3. The holders of the Registrable Securities shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders). Company shall not be required to effect a registration pursuant to this Section 2.10 if, in the good faith judgment of Company, such registration will hinder or interfere with a concurrent or proposed security issuance of, or acquisition by, Company or if the holder or holders requesting registration propose to dispose of shares of the Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of less than Five Hundred Thousand Dollars ($500,000). This Section shall not be interpreted to restrict Company from acquiring its own shares or to require Company to sell its own shares. Company shall give notice to all holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section
2.10 and shall provide a reasonable opportunity for other holders to participate in the registration. Subject to the foregoing, Company will use its best efforts, in each case, to effect promptly the registration of all shares of the Registrable Securities on Form S-3 to the extent requested by the holder or holders thereof for purposes of disposition.

     2.11 Assignability of Registration.  Subject to Section 2.8 hereof, the
          -----------------------------
registration rights set forth in this Article 2 are assignable to each assignee of Registrable Securities conveyed in accordance herewith (i) who agrees in writing to be bound by the terms and conditions of this Agreement and (ii) who after such transfer owns at least fifty thousand (50,000) shares of Registrable Securities or is an affiliate of such transferror or is a Purchaser.

     2.12 Designation of Underwriter.  In the case of any registration effected
          --------------------------
pursuant to this Article 2, Company shall have the right to designate the managing underwriter, subject to the approval of Purchasers, which approval will not be unreasonably withheld.

     2.13 Rights Which May Be Granted to Subsequent Investors.  Company may not
          ---------------------------------------------------
grant any registration rights to third parties which are senior to or on a parity with those granted to Purchasers pursuant to this Agreement without consent of two thirds (2/3) of the shares of Registrable Securities held by Purchasers.

     2.14 Information by Seller.  The holder or holders of Registrable
          ---------------------
Securities included in any registration shall furnish to Company such information regarding such holder or holders, the Registrable Securities held by them and the distribution proposed by such holder or holder as Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article.

     2.15 Standstill.  As consideration for Company's agreeing to its
          ----------
obligations under this Article 2, in connection with any registration of the Common Stock of Company, each holder of Registrable Securities does hereby, upon the request of the underwriters managing any underwritten offering of Company's securities, agree not to sell or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company and underwriters may specify. Such agreement is conditioned upon each executive officer, director and holder of three percent (3%) or more of Company's Common Stock (on a fully diluted basis) entering into a like agreement.

     2.16 Restrictions on Transfer.
          ------------------------

          (a) Unless and until otherwise permitted by this Agreement, each certificate for the securities issued to a Purchaser (the "Securities") or to any subsequent transferee of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. Such shares may not be sold or transferred in the absence of such registration or unless the Company receives an opinion of counsel or other evidence reasonably acceptable to it stating that such sale or transfer is exempt from the registration requirements of said act. Copies of the agreement covering the purchase of these shares and restricting their transfer may be obtained from the secretary of the Company."

          (b) Prior to any transfer or attempted transfer of any Securities bearing the legend set forth in paragraph (a) of this Section, the holder thereof shall give Company written notice of its intention to transfer. If, in the written opinion of counsel for the holder, accompanying such notice and in form and substance satisfactory to Company and its counsel, addressed to Company and the holder, the proposed transfer may be effected without registration of such security, the securities proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion or opinions; provided that, if the proposed transfer is governed by Rule 144 promulgated by the Commission, or any successor rule, such opinion shall not be required, but Company may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable Commissioner's rules and applicable state securities laws. Each certificate evidencing securities transferred as above provided shall bear the restrictive legend set forth in paragraph (a) of this Section 2.16, unless the transfer is made pursuant to Rule 144 or the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with the Securities Act. Upon the removal of the restrictive legend, all obligations of a holder pursuant to this Section
2.16 shall immediately terminate.

          (c) The proposed transfer of such securities may not be effected without registration thereof under the Securities Act, such holder shall not consummate the proposed transfer. Company may order its transfer agents to stop the transfer of any Securities bearing the legend required by this Section until the conditions herein with respect to transfer of such securities have been satisfied.

3.   COVENANTS OF COMPANY.

     3.1  Financial Statements and Other Information.
          ------------------------------------------

     Company will deliver to each holder of at least fifty thousand (50,000) shares of Registrable Securities within ten (10) days of transmission thereof, copies of all financial statements, proxy statements and reports that Company sends to its stockholders, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors file with the Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by Company to the public concerning material developments in Company's business. The right to receive materials under this Section shall not be transferable unless the transferee and any affiliates after such transfer own at least fifty thousand (50,000) shares of Registrable Securities.

4.   MISCELLANEOUS.

     4.1  Consent to Amendments.  Except as otherwise expressly provided herein
          ---------------------
and except for amendments of this Section (which require the unanimous consent of the holders of the Registrable Securities), the provisions of this Agreement may be amended and Company may take any action herein prohibited, or omit to perform any act herein required to be performed by them, only if it has obtained the written consent of holders of at least two thirds (2/3) of the Registrable Securities. No course of dealing between Company and the holder of any security issued pursuant to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such holders.

     4.2  Successors and Assigns.  Except as otherwise expressly provided
          ------------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     4.3  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     4.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same Agreement.

     4.5  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     4.6  Notices.  Any approvals, consents or notices required or permitted to
          -------
be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received upon such personal delivery or within five (5) days after such mailing:

          If to holders
          of Registrable
          Securities:           To the Addresses set forth on Schedule 1

          If to Company:        MetaTools, Inc.
                                6303 Carpinteria Avenue
                                Carpinteria, CA  93013

          With a Copy to:       Wilson Sonsini Goodrich & Rosati, Professional
                                Corporation
                                650 Page Mill Road
                                Palo Alto, CA  94304
                                Attention: Jeffrey D. Saper, Esq.

     4.7  Governing Law.  The validity, meaning and effect of this Agreement
          -------------
shall be determined in accordance with the laws of California applicable to contracts made and to be performed in that state.

     4.8  Schedules and Exhibits.  All schedules and exhibits are an integral
          ----------------------
part of this Agreement.

     4.9  Litigation Costs.  If any legal action or any arbitration or other
          ----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     4.10 Remedies.  Any Person having any rights under any provision of this
          --------
Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively. Moreover, the parties acknowledge that each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate.

     4.11 Final Agreement.  This Agreement constitutes the final agreement of
          ---------------
the parties concerning the matters herein, and supersedes all prior and contemporaneous agreements and understandings (including, but not limited to, the Prior Agreement, which shall be of no further force or effect).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of December 31, 1996.

                                        METATOOLS, INC.

                                        By: /s/JOHN WILCZAK
                                            --------------------------

                                        Its: Chairman and CEO
                                             -------------------------


ORIGINAL STOCKHOLDERS:

                                        LAGUNITAS PARTNERS, L.P.

                                        By: /s/J. PATTERSON MCBAINE
                                            --------------------------
                                            J. Patterson McBaine

                                        Its: General Partner
                                             -------------------------


                                        GT AMERICAN SPECIAL SITUATIONS
                                        FUND

                                        By:
                                           ---------------------------

                                        Its:
                                            --------------------------


                                        --------------------------
                                        DIOSDADO BANATAO


                                        /s/KAI KRAUSE
                                        --------------------------
                                        KAI KRAUSE

                                        SPUME & COMPANY

                                        By:
                                           ---------------------------

                                        Its:
                                            --------------------------

                                        COWEN & COMPANY

                                        By:
                                           ---------------------------

                                        Its:
                                            --------------------------

                                        JAPAN ASSOCIATED FINANCE CO., LTD.

                                        By:
                                            --------------------------
                                            Masaki Yoshida

                                        Its:  President


                                        JAFCO G-3 INVESTMENT ENTERPRISE
                                        PARTNERSHIP

                                        By: /s/ MASAKI YOSHIDA
                                            --------------------------
                                            Masaki Yoshida

                                        Its:  President
                                              Marina Capital II
                                              Japan Associated Finance Co., Ltd.
                                              Its:  Executive Partner


                                        JAFCO G-4 INVESTMENT ENTERPRISE
                                        PARTNERSHIP

                                        By: /s/MASAKI YOSHIDA
                                            --------------------------
                                            Masaki Yoshida

                                        Its:  President
                                              Japan Associated Finance Co., Ltd.
                                              Its:  Executive Partner

                                        JAFCO G-5 INVESTMENT ENTERPRISE
                                        PARTNERSHIP

                                        By: /s/ MASAKI YOSHIDA
                                            --------------------------
                                            Masaki Yoshida

                                        Its:  President
                                              Japan Associated Finance Co., Ltd.
                                              Its:  Executive Partner


                                        JANNEY MONTGOMERY SCOTT INC.
                                        CUSTODIAN FBO: BARRY ODLEN (IRA)
                                        A/C #6325-3945

                                        By: /s/ BARRY OLDEN
                                            --------------------------

                                        Its: Custodian FBO IRA
                                             -------------------------


                                        MARINA CAPITAL II

                                        By: /s/ THOMAS MACINO
                                            --------------------------
                                            Thomas Mancino

                                        Its: Managing General Partner
                                             -------------------------


                                        JOSEPH AND SHARON LALLY,
                                        TRUSTEES FBO JOSEPH AND
                                        SHARON LALLY LIVING TRUST UTD 6/8/92

                                        /s/ JOSEPH LALLY
                                        ------------------------------
                                        Joseph Lally

                                        /s/ SHARON LALLY
                                        ------------------------------
                                        Sharon Lally


                                        -----------------------------
                                        KEVIN WENCK


                                        -----------------------------
                                        NANCY WENCK

                                        -----------------------------
                                        JERROLD B. NEWMAN


                                        /s/ NICHOLAS STIASSNI
                                        ------------------------------
                                        NICHOLAS STIASSNI


                                        /s/ SAMUEL H. JONES, JR.
                                        ------------------------------
                                        SAMUEL H. JONES, JR.


                                        /s/ HOWARD MORGAN
                                        ------------------------------
                                        HOWARD MORGAN


                                        /s/ JOHN J. WILCZAK
                                        ------------------------------
                                        JOHN J. WILCZAK


                                        RISA, INC.

                                        By:
                                           --------------------------
                                           Peter Weiner


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, AS TRUSTEE U/D
                                        WILLIAM A. KAYNOR DATED 7/20/88,
                                        ACCOUNT #24297300

                                        By:
                                           ---------------------------

                                        Its:
                                            --------------------------


                                        ------------------------------
                                        RONALD YARA


                                        VULCAN VENTURES INC.

                                        By: /s/ WILLIAM SAVOY
                                            --------------------------
                                            William Savoy

FORMER RTG HOLDERS:

                                        /s/ SASHA MIGDAL
                                        ------------------------------
                                        SASHA MIGDAL


                                        /s/ ALEXEI LEBEDEV
                                        ------------------------------
                                        ALEXEI LEBEDEV


                                        /s/ MICHAEL PETROV
                                        ------------------------------
                                        MICHAEL PETROV


                                        /s/ BORIS LIPOVSKY
                                        ------------------------------
                                        BORIS LIPOVSKY


                                        WEXFORD MANAGEMENT I, L.P.

                                        By:  Wexford Management LLC
                                        Its: Investment Manager

                                        By: /s/ ROBERT HOLTZ
                                            --------------------------

                                        Title: Sr. Vice President
                                               -----------------------

                                        WEXFORD MANAGEMENT II, L.P.

                                        By:  Wexford Management LLC
                                        Its: Investment Manager

                                        By: /s/ ROBERT HOLTZ
                                            --------------------------

                                        Title: Sr. Vice President
                                               -----------------------


RTG OPTION HOLDERS:

                                        /s/ ROBERT E. RICE
                                        ------------------------------
                                        ROBERT E. RICE


                                        /s/ DMITRY PAPERNY
                                        ------------------------------
                                        DMITRY PAPERNY

                                   SCHEDULE 1
                                   ----------

                       To The Investors' Rights Agreement
                       ----------------------------------

     NAME AND ADDRESS                      NAME AND ADDRESS
Lagunitas Partners              Cowen & Company
Attn:  J. Patterson McBaine     345 California Street
Gruber & McBaine                Suite 2600
50 Osgood Place                 San Francisco, CA  94104
San Francisco, CA  94133

Vulcan Ventures Incorporated    Japan Associated Finance Co., Ltd.
110 110th Avenue NE, Suite      JAFCO G-3 Investment Enterprise Partnership
 550                            JAFCO G-4 Investment Enterprise Partnership
Attn:  William Savoy            JAFCO G-5 Investment Enterprise Partnership
Bellevue, WA  98004-5840        Attn:  H.C. Thor
                                International Operations Department
GT American Special             10th Floor Toshiba Building
 Situation Fund                 1-1-1 Shibaura Minato-Ku
Attn:  Peter Duarino            Tokyo, Japan 105
GT Capital
50 California St., 27th Floor
San Francisco, CA  94111

Kevin Wenck                     Joseph and Sharon Lally, Trustees FBO Joseph and
28 Tappan Lane                  Sharon Lally Living Trust UTD 6/8/92
Orinda, CA  94563-1332          1436 Warnall Avenue
                                Los Angeles, CA  90024-5333

Nancy Wenck                     Kai Krause
28 Tappan Lane                  601 Cowles Road
Orinda, Ca  94563-1332          Montecito, CA  93108-1801

Marina Capital II
Attn:  Thomas E. Mancino
2190 Washington Street #901
San Francisco, CA  94109

Jerrold Newman                  Nicholas Stiassni
Cowen & Company                 PaineWebber, Inc.
Financial Square                725 S. Figueroa St., 40th Floor
New York, NY  10005             Los Angeles, CA  90017

Howard Morgan                   Samuel H. Jones, Jr.
The ARCA Group, Inc.            U.S. Route 40, P.O. Box 169
764 Mt. Moro Road               Woodstown, NJ  08098-0169
Villanova, PA  19085


     NAME AND ADDRESS                      NAME AND ADDRESS
Diosdado Banatao                United States Trust Company of New York, as
S/3/ Incorporated                 Trustee
2880 San Tomas Expressway       U/D William A. Kaynor dated 7/20/88, Account
Santa Clara, CA  95051-0981     #24297300
                                1001 Fifth Avenue
                                New York, NY  10028

Janney Montgomery Scott Inc.    John J. Wilczak
Custodian FBO:  Barry Odlen     1029 Alston Road
(IRA) A/C #6325-3945            Montecito, CA  93108
1801 Market Street
Philadelphia, PA  19103

RISA Incorporated               Ronald Yara
Attn:  Peter Weiner             S/3/ Incorporated
[get new address]               2880 San Tomas Expressway
Malibu, CA  90265               Santa Clara, CA  95051-0981

Spume & Co.                     Alexander Migdal
Attn:  Kevin Wenck              Real Time Geometry Corp.
50 California Street            51 John F. Kennedy Parkway
27th Street                     Suite 303
San Francisco, CA  94111        Short Hills, NJ 07078

Robert E. Rice                  Alexei Lebedev
Real Time Geometry Corp.        Real Time Geometry Corp.
51 John F. Kennedy Parkway      51 John F. Kennedy Parkway
Suite 303                       Suite 303
Short Hills, NJ 07078           Short Hills, NJ 07078

Dmitry Paperny                  Michael Petrov
Real Time Geometry Corp.        Real Time Geometry Corp.
51 John F. Kennedy Parkway      51 John F. Kennedy Parkway
Suite 303                       Suite 303
Short Hills, NJ 07078           Short Hills, NJ 07078

Boris Lipovsky                  Wexford Overseas Partners I, L.P.
Real Time Geometry Corp.        Wexford Capital Partners II, L.P.
51 John F. Kennedy Parkway      c/o Wexford Management LLC
Suite 303                       Attn: Robert Holtz
Short Hills, NJ 07078           411 West Putnam Avenue
                                Greenwich, CT  06830

                                   SCHEDULE 2
                                   ----------

                       To the Investors' Rights Agreement
                       ----------------------------------

CURRENT METATOOLS                             NUMBER OF
SHAREHOLDERS HOLDING                          SHARES OF
REGISTRATION RIGHTS                           COMMON STOCK
----------------------------------------------------------
Diosdado Banatao                                  20,000
Cowen & Company                                  110,000
GT American Special Situations Fund               24,000
Spume and Co. (U.S. Small Companies Fund)        136,000
JAFCO G-3 Investment Enterprise Partnership      109,863
JAFCO G-4 Investment Enterprise Partnership       82,398
JAFCO G-5 Investment Enterprise Partnership       95,738
Japan Associated Finance Co. Ltd.                 72,001
Janney Montgomery (Odlen IRA Account)              6,000
Samuel H. Jones, Jr.                             608,000
Samuel H. Jones, Jr. (warrants)                  260,055
William Kaynor (Trust)                           180,000
William Kaynor (Trust) (warrant)                   5,100
Kai Krause (warrant)                              94,445
Lagunitas Partners                               100,000
Mr. & Mrs. Joseph Lally                            1,000
Marina Capital II                                 40,000
Howard L. Morgan                                 108,500
Jerrold Newman                                     8,000
RISA Inc. (Peter Weiner) (warrant)                   600
Nicolas Stiassni                                   2,000
Vulcan Ventures Incorporated                   2,000,000
Kevin Wenck                                        4,100
Nancy Wenck                                          400
John J. Wilczak                                   10,000
John J. Wilczak (warrants)                        28,333
Ronald Yara                                       20,000
                                               ---------
TOTAL                                          4,126,533
                                               =========

                                  SCHEDULE 2
                                  ----------

                        To the Investors' Rights Agreement
                        ----------------------------------

----------------------------------------------------------------------
                   SHARE AND OPTION EXCHANGE IN ACQUISITION
----------------------------------------------------------------------

                                                      NUMBER OF
                      NUMBER OF RTG                   SHARES OF
                      SHARES            CLASS         METATOOLS
                      CURRENTLY         OF            COMMON STOCK
STOCKHOLDERS          HELD              STOCK         TO BE ISSUED
----------------------------------------------------------------------
Alexander Migdal           700          Common        815,469

Alexei Lebedev              75          Common         91,283

Michael Petrov              25          Common         30,427

Boris Lipovsky              25          Common         30,427

Wexford Overseas            38          Preferred      69,207
 Partners I, L.P.

Wexford Capital            162          Preferred     295,043
 Partners II, L.P.

                      NUMBER OF
                      OPTIONS TO
                      PURCHASE          NUMBER OF     EXERCISE
RTG                   RTG SHARES        METATOOLS     PRICE
OPTION                CURRENTLY         OPTIONS TO    PER
HOLDERS               HELD              BE ISSUED     SHARE
----------------------------------------------------------------------
Robert E. Rice              75          90,165        $   5.03

Dmitry Paperny               5           6,011        $   0.08
